 As filed with the Securities and Exchange Commission on January 21, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 10/A

                              AMENDMENT NO. 3

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934

                               ----------------

                              ARCH CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

              Virginia                                 06-1526315
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)              Identification Number)

            501 Merritt 7                                 06851
        Norwalk, Connecticut                           (Zip Code)
   (Address of principal executive
              offices)

              Registrant's telephone number, including area code:
                                 (203) 750-3000

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered


            Common Stock,                        New York Stock Exchange
      par value $1.00 per share

  Series A Participating Cumulative              New York Stock Exchange
   Preferred Stock Purchase Rights

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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

                              ARCH CHEMICALS, INC.

                I. INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 Item
 No.           Caption                  Location in Information Statement
 ----          -------                  ---------------------------------
  1.  Business................   "Summary"; "The Distribution"; "Risk Factors";
                                 "Business"; and "Management's Discussion and
                                 Analysis of Financial Condition and Results of
                                 Operations."
  2.  Financial Information...   "Summary"; "The Distribution"; "Selected
                                 Financial and Operating Data"; and "Management's
                                 Discussion and Analysis of Financial Condition
                                 and Results of Operations."
  3.  Properties..............   "Properties."
  4.  Security Ownership of
       Certain Beneficial
       Owners and Management..   "The Distribution" and "Beneficial Ownership."
  5.  Directors and Executive
       Officers...............   "Management and Executive Compensation" and
                                 "Liability and Indemnification of Officers and
                                 Directors."
  6.  Executive Compensation..   "Summary"; "The Distribution"; "Relationship
                                 between Olin and the Company after the
                                 Distribution"; and "Certain Relationships and
                                 Related Transactions."
  7.  Certain Relationships
       and Related
       Transactions...........   "Summary"; "The Distribution"; "Relationship
                                 between Olin and the Company and the
                                 Distribution"; and "Certain Relationships and
                                 Related Transactions."
  8.  Legal Proceedings.......   "Legal Proceedings."
  9.  Market Price of and
       Dividends on the
       Registrant's Common
       Equity and Related
       Stockholder Matters....   "Summary"; "The Distribution"; "Risk Factors";
                                 and "Dividend Policy."
 11.  Description of
       Registrant's Securities
       to be Registered.......   "The Distribution"; "Dividend Policy";
                                 "Description of Capital Stock"; and "Rights
                                 Agreement."
 12.  Indemnification of
       Directors and
       Officers...............   "Liability and Indemnification of Officers and
                                 Directors."
 13.  Financial Statements and
       Supplementary Data.....   "Summary"; "Selected Financial and Operating
                                 Data"; and "Management's Discussion and Analysis
                                 of Financial Condition and Results of
                                 Operations."
 15.  Financial Statements and
       Exhibits...............   "Selected Financial and Operating Data"; and
                                 "Index to Combined Financial Statements."

             II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities

  Arch Chemicals, Inc. ("Arch Chemicals") was incorporated under the laws of the Commonwealth of Virginia on August 25, 1998. Arch Chemicals issued 100 shares of its Common Stock, par value $1.00 per share, to Olin Corporation, a Virginia corporation ("Olin"), as of October 13, 1998 in consideration of Olin's capital contribution of $100.00. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  None.

Item 15. Financial Statements and Exhibits

  (a) Financial Statement Schedules:

  Financial statement schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

  (b) Exhibits:

 Exhibit
   No.                               Description
 -------                             -----------
  2      Distribution Agreement*
  3.1    Amended and Restated Articles of Incorporation of Arch Chemicals*
  3.2    By-laws of Arch Chemicals as amended*
  4.1    Specimen Common Share certificate*
  4.2    Amended and Restated Articles of Incorporation of Arch Chemicals
         (filed as Exhibit 3.1 hereto)*
  4.3    By-laws of Arch Chemicals as amended (filed as Exhibit 3.2 hereto)*
  4.4    Rights Agreement between Arch Chemicals and ChaseMellon Shareholder
         Services, L.L.C., as Rights Agent*
  4.5    Form of Rights Certificate (attached as Exhibit B to the Rights
         Agreement filed as Exhibit 4.4 hereto)*
 10.1    Distribution Agreement (filed as Exhibit 2 hereto)*


 10.2    Charleston Services Agreement*
 10.3    Chlor-Alkali Supply Agreement*
 10.4    Covenant Not To Compete Agreement*
 10.5    Sublease*
 10.6    Employee Benefits Allocation Agreement*
 10.7    Form of Executive Agreement*
 10.8    Tax Sharing Agreement*
 10.9    Intellectual Property Transfer and License Agreement*
 10.10   Information Technology Services Agreement*
 10.11   Trade Name License Agreement*
 10.12   Transition Services Agreement*

 Exhibit
   No.                            Description
 -------                          -----------
 10.13   Arch Chemicals Stock Plan for Nonemployee Directors*
 10.14   Arch Chemicals 1999 Long Term Incentive Plan*
 10.15   Supplemental Contributing Employee Ownership Plan*
 10.16   Supplementary and Deferral Benefit Pension Plan*
 10.17   Senior Executive Pension Plan*
 10.18   Employee Deferral Plan*
 10.19   Key Executive Death Benefits*
 10.20   Form of Arch Chemicals Endorsement Split Dollar Agreement*
 21      List of Subsidiaries of Arch Chemicals*
 27      Financial Data Schedule*
 99.1    Arch Chemicals Information Statement dated January 22, 1999**

--------

  *  Previously filed.
 ** Filed herewith.

                                  SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Arch Chemicals, Inc.
                                          (Registrant)

                                                /s/ Johnnie M. Jackson, Jr.
                                          By: _________________________________
                                               Name: Johnnie M. Jackson, Jr.
                                              Title: President and Secretary

Date: January 21, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                  Exhibits To

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                                     Under
                      The Securities Exchange Act of 1934

                               ----------------

                              ARCH CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

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

                               INDEX TO EXHIBITS

 Exhibit
   No.                               Description
 -------                             -----------
  2      Distribution Agreement*
  3.1    Amended and Restated Articles of Incorporation of Arch Chemicals*
  3.2    By-laws of Arch Chemicals as amended*
  4.1    Specimen Common Share certificate*
  4.2    Amended and Restated Articles of Incorporation of Arch Chemicals
         (filed as Exhibit 3.1 hereto)*
  4.3    By-laws of Arch Chemicals as amended (filed as Exhibit 3.2 hereto)*
  4.4    Rights Agreement between Arch Chemicals and ChaseMellon Shareholder
         Services, L.L.C., as Rights Agent*
  4.5    Form of Rights Certificate (attached as Exhibit B to the Rights
         Agreement filed as Exhibit 4.4 hereto)*
 10.1    Distribution Agreement (filed as Exhibit 2 hereto)*
 10.2    Charleston Services Agreement*
 10.3    Chlor-Alkali Supply Agreement*
 10.4    Covenant Not To Compete Agreement*
 10.5    Sublease*
 10.6    Employee Benefits Allocation Agreement*
 10.7    Form of Executive Agreement*
 10.8    Tax Sharing Agreement*
 10.9    Intellectual Property Transfer and License Agreement*
 10.10   Information Technology Services Agreement*
 10.11   Trade Name License Agreement*
 10.12   Transition Services Agreement*
 10.13   Arch Chemicals Stock Plan for Nonemployee Directors*
 10.14   Arch Chemicals 1999 Long Term Incentive Plan*
 10.15   Supplemental Contributing Employee Ownership Plan*
 10.16   Supplementary and Deferral Benefit Pension Plan*
 10.17   Senior Executive Pension Plan*
 10.18   Employee Deferral Plan*
 10.19   Key Executive Death Benefits*
 10.20   Form of Arch Chemicals Endorsement Split Dollar Agreement*
 21      List of Subsidiaries of Arch Chemicals*
 27      Financial Data Schedule*
 99.1    Arch Chemicals Information Statement dated January 22, 1999**

--------

  * Previously filed.
 ** Filed herewith.